THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTOR TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M. NEW YORK TIME, NOVEMBER 10, 2000

No. W-1997-1                                                   ________ Warrants

                               WARRANT CERTIFICATE

            This Warrant Certificate certifies that _______________ or registered assigns, is the registered holder of _________ Warrants to purchase initially at any time from November 10, 1998 until November 10, 2000 (the "Expiration Date"), up to _________ fully-paid and non-assessable shares of common stock, $.___ par value ("Common Stock") of BLC Financial Services, Inc., a Delaware corporation (the "Company"), at the initial exercise prices, subject to adjustment in certain events (the "Exercise Price"), of $______ per share of Common Stock, upon surrender of this Warrant Certificate and payment of the applicable Exercise Price at an office or agency of the Company, or due exercise of Section 3.2 of the Warrant Agreement (as hereafter defined), but subject to the conditions set forth herein and in the Warrant Agreement dated as of ________________ between the Company and _________________ (the "Warrant
Agreement"). Payment of the applicable Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

            No Warrant may be exercised after 5:30 p.m. New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

The Warrant Agreement provides that upon the occurrence of certain events, the then applicable Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the then applicable Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

            Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

            Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

            The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

            IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of
            -------------------


                                    BLC FINANCIAL SERVICES, INC.

[SEAL]
                                    By:
                                       ----------------------------------
                                         Name:  Robert F. Tannenhauser
ATTEST:                                  Title: President


-------------------------------
  David Redlener, Secretary

                         [FORM OF ELECTION TO PURCHASE]

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

               /___/ ____________________ shares of Common Stock;

                            CHECK THE APPROPRIATE BOX

and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of BLC FINANCIAL SERVICES, INC., in the amount of $_________________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ______________________________, whose address is _________________________________________________ and that such Certificate be delivered to_________________________________________________, whose address is
___________________________________________________________.

Dated:

                  Signature: ________________________________

                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                  ____________________________________________
                  Insert Social Security or Other Identifying
                  Number of Holder

                              [FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED, ____________________________________________________________
hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________
            (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints ___________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:_____________________________________________

SIGNATURE:_________________________________________
          (Signature must conform in all respects
          to name of Holder as specified on the
          face of the Warrant Certificate)

_________________________________
(Insert Social Security or Other
Identifying Number of Assignee)